Exhibit 3.71

ARTICLES OF INCORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin corporation under the “Wisconsin Business Corporation Law”, Chapter 180 of the Wisconsin Statutes:

Article 1.

The name of the corporation is Jefferson Meadows Home Nursing Services, Inc.

Article 2.

The period of existence will be perpetual

Article 3.

The purposes shall be to engage in any lawful activities authorized by Chapter 180 of the Wisconsin Statutes.

Article 4.

The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, with a class, is:

Class	Series (if any)	Number of shares	Par value per share or statement that shares are without par value

Common	none	56,000.00	$1.00

Article 5.

The preferences, limitation, designation, and relative rights of each class or series of stock, are

None

Article 6.

The initial registered office is located in         Sauk         County, Wisconsin, and the address of such registered office is

1350 Jefferson St. Baraboo, WI 53913	{	The complete address, including street and number, if assigned, and the ZIP code, must be stated.

Article 7.

The name of initial registered agent at such address is John J. Roelse

— See instructions and suggestions elsewhere on the form —

Article 8.  The number of directors constituting the board of directors shall be      8     .

Article 9.  (Use of Article 9 is optional — see instructions)

The names of the initial directors are:  William H. Hommel; Sharon W. Hommel; Donald K. Baxter; Lee F. Baxter; John T. Siebert; Suzanne E. Schwanz Siebert; John J. Roelse; Judith A. Roelse.

Article 10.  (Other provisions)

Article 11.

These articles may be amended in the manner authorized by law at the time of amendment.

Article 12.

The name and address of incorporator (or incorporators) are:

ADDRESS
NAME	(street & number, city, state & ZIP code)

James A. Jaeger	P.O. Box 1664, Madison, WI, 53701

Executed in duplicate on the    18th    day of      May     , 1984

	{	/s/ James A. Jaeger
All incorporators
SIGN HERE

STATE OF WISCONSIN County of	}	ss.

Personally came before me this       18th      day of      May      A.D., 1984 the aforenamed incorporator(s)      James A. Jaeger      to me known to be the person who executed the foregoing instrument, and acknowledged the same.

/s/ James K. [ILLEGIBLE]	[Notarial Seal]
Notary Public
My Commission is permanent

This document was drafted by      James A. Jaeger      (See instructions)

(Name of person — please print or type)

CONTENT OF THE FORM	INSTRUCTIONS AND SUGGESTIONS	STATE OF WISCONSIN FILED MAY 18 1984 DOUGLAS LA FOLLETTE SECRETARY OF STATE

A. Article 1.  The name must contain “Corporation”, “Incorporated”, or “Limited” or the abbreviation of one of those words.

B. Article 2.  Insert “perpetual” or insert any limitation desired, but not “indefinite”.

C. Article 3.  You may strike out the imprinted purposes clause and substitute a clause to cite particular purposes, should you so desire. (The statute expressly states that it is not necessary to enumerate the powers.)

D. Article 4.  For the minimum filing fee, you may authorize 2,800 shares of no par value stock, or $56,000 of par value stock. Some quantity of capital stock is to be authorized. See instructions on “Filing fees”

E. Article 5.  This means, in substance, that this article must show all the rights, privileges, and restrictions as between classes of stock and as between series of stock in any class. If desired, a provision may be inserted authorizing the directos to fix the variations in rights as to series of any class. If none, so specify.

F. Articles 6 & 7.  The corporation must have a registered office in Wisconsin and a registered agent at such office. This office need not be the same as the corporation’s place of business, but it must be the business office of the registered agent. The address of the registered office must be physically described, i.e., give the street name and number, when assiged, and city and ZIP code in Wisconsin, and the county within which the office is located. P.O. Box addresses may also be included for mailing purposes.

G. Article 9.  Sec. 180.32(1) provides that the initial board of directors may be named in the articles of incorporation. If you do not name the initial board, strike out article 9.

H. Article 10.  Provided as a place in which to insert any desired material such a restricting preemptive rights, stock transfer restrictions, quorum provisions, etc.

Mail Returned Copy to:

(FILL IN THE NAME AND ADDRESS HERE)

James A. Jaeger

P.O. Box 1664

Madison, WI 53701

INSTRUCTIONS AND SUGGESTIONS (Continued)

J. Article 12.  Have the INCORPORATOR SIGN before a Notary Public. The number of incorporators may be one or more, but all the incorporators listed in the articles must sign. Make sure that both of the copies have ORIGINAL SIGNATURES. Carbon copy, xerox, or rubber stamp signatures are not acceptable.

K. Notary public must SIGN AND AFFIX SEAL on both copies of the articles, and complete their statement in the area provided. Make sure that original signatures and seal impressions appear on both copies.

L. If the document is executed or acknowledged in Wisconsin, sec. 14.38(14) of the Wisconsin Statutes provides that it shall not be filed unless the name of the person (individual) who, or the governmental agency which, drafted it is printed, typewritten, stamped or written thereon in a legible manner.

PREPARATION, FEES AND TRANSMITTAL

M. Prepare document in DUPLICATE ORIGINAL. Furnish Secretary of State two identical copies of the articles of incorporation. (Mailing address: Corporation Division, Secretary of State, P O Box 7846, Madison WI, 53707). One copy will be retained (filed) by Secretary of State and the other copy transmitted directly to the Register of Deeds of the county within which the corporation’s initial registered office is located, together with your check for the recording fee. When the recording has been accomplished, the document will be returned to the address you furnish on the back of the form.

N. Two SEPARATE REMITTANCES are required.

1) Send a FILING FEE of $70 (or more) payable to SECRETARY OF STATE with the articles of incorporation. $70 is the minimum fee and is sufficient for 2,800 shares of no par value stock, or $56,000 of par value stock. Add $1.25 more filing fee for each $1,000 (or fraction thereof) for par value stock in excess of $56,000, and/or 2-1/2 cents more filing fee for each share of no par value stock in excess of 2,800. Your cancelled check is your receipt for fee payment.

2) Send a RECORDING FEE of $10 (or more) payable to REGISTER OF DEEDS OF                       COUNTY, WISCONSIN with the articles of incorporation. Name the county within which the corporation’s initial registered office is located. Recording fee for this standard form is $10. If you append additional pages, add $2 more recording fee for each additional page. Please furnish the fee for the Register of Deeds in check form to this office and we will transmit it to the Register of Deeds with the document for recording.

(Form 4) - 1983	State of Wisconsin	CORPORATION DIVISION
AMENDMENT	SECRETARY OF STATE	P O Box 7846
(stock corp)		Madison WI 53707

Resolved, That the name of the Corporation is JEFFERSON HOME NURSING SERVICES, INC.

The undersigned officers of Jefferson Meadows Home Nursing Services, Inc. a Wisconsin corporation with registered office in Sauk County, Wisconsin, CERTIFY:

1(A) The foregoing amendment of the articles of incorporation of said corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment, duly signed by said shareholders or in their names by their duly authorized attorneys.

OR (PLEASE STRIKE OUT THE ITEM YOU DO NOT USE) - See instruction 1

1(B) The foregoing amendment of the articles of incorporation of said corporation was adopted by the shareholders on the                  day of                       by the following vote:

VOTE ON ADOPTION
Class	Number of SHARES outstanding	Number of SHARES entitled to vote	Number of “Yes” votes REQUIRED	Number of “Yes” votes CAST	Number of “No” votes CAST

Common

Preferred

2 (See instruction 2)

Executed in duplicate and seal (if any) affixed this 23rd day of February 1987

/s/ William Hommel
President
William Hommel
(Affix seal or state that there is name)
/s/ Judith Roelse
Secretary
Judith Roelse

This document was drafted by	Atty. Glenn R. Quale	(Section 14.38(14) Wis Statutes
(Please print of type name)

AMENDMENT - STOCK

Mail Returned Copy to:	[SEAL]
(FILL IN THE NAME AND ADDRESS HERE)

Atty. Glenn R. Quale
PO Box 443
Baraboo, WI 53913

INSTRUCTIONS

1.             Amendment may be effected either  by

A) Vote of the shareholders, at a shareholder’s meeting. Use item 1(b)	OR	B) Written consent of all shareholders, without a meeting. Use item 1(a).

Ref. sec. 180.25 Wis Stats. For corporations organized on or after 1 Jan 1973, statutory minimum of affirmative votes to adopt resolution is a majority of the shares entitled to vote. For corporations organized previously, statutory minimum is 2/3 of the shares entitled to vote, unless articles provide for majority vote. (If any class or series of shares is entitled to vote as a class, minimum vote requirements must be met by each class or series entitled to vote thereon as a class and of the total shares entitled to vote thereon. )

2.             Item 2. If amendment provides for exchange, reclassification or cancellation of issued shares, or effects a change in the amount of state capital, enter a statement of the manner in which the same will be accomplished. Ref. sec. 180.53(6) & (7) Wisconsin Statutes.

3.             Affix CORPORATE SEAL to each copy of the document, or enter the remark “NO SEAL”, if the corporation does not have a seal.  The PRESIDENT (or vice-president) and SECRETARY (or asst secretary) are to sign each copy with original signatures. Carbon copy, xerox, or rubber stamp signatures are not acceptable.

4              Submit in DUPLICATE ORIGINAL. Furnish Secretary of State two copies of the document. (Mailing address: Corporation Division, Secretary of State, P O Box 7846, Madison WI, 53707).  One copy will be retained (filed) by Secretary of State and the other copy transmitted directly to the Register of Deeds of the county named in this document, together with your check for the recording fee. When the recording has been accomplished, the document will be returned to the address you furnish on the back of this form.

5.             Two SEPARATE REMITTANCES are required.

(A)  Send a filing fee of $ 25 (or more), payable to SECRETARY OF STATE. Additional fee may be due if amendment causes an increase in authorized capital shares.  The rate on shares is $1.25 per $1,000 on par value shares, and/or 2 1/2 cents per share on no par value shares. Compute fee at such rates on the aggregate number of shares AFTER giving effect to the amendment.  Deduct therefrom the fee applicable to the authorized shares BEFORE amendment.  The remainder, if any, is the additional fee due.

B)  Send a RECORDING FEE of $6, Payable to REGISTER OF DEEDS of the county named in this document as the county within which the corporation’s registered office is located. If you append additional pages to this standard form, add $2 more recording fee for each additional page.

Please furnish the fee for the Register of Deeds in check form with your document, and we will transmit it to the Register of Deeds with the document for recording.

DFI/CCS/Corp	STATE OF WISCONSIN
Form 4	FILED
WISCONSIN	SEP 10 1997
7/96	DEPARTMENT OF
FINANCIAL INSTITUTIONS

ARTICLES OF AMENDMENT

Stock (for profit)

A.	Name of Corporation:	Jefferson Home Nursing Services, Inc.
(prior to any change effected by this amendment)

Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

RESOLVED, THAT, the articles of incorporation be amended as follows:

The name of the corporation is changed from Jefferson Home Nursing Services, Inc. to REM Health of Wisconsin II, Inc.

B.	Amendment(s) adopted on	August 31, 1997
(date)

Indicate the method of adoption by checking the appropriate choice below:

☐ In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

☒ In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

☐ In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.	Executed on behalf of the corporation on	August 31, 1997
(date)

/s/ Thomas E. Miller
(signature)

Thomas E. Miller
(printed name)

President
(officer’s title)

D.	This document was drafted by	This document was not drafted in Wisconsin
(name of individual required by law)

FILING FEE - $40.00 OR MORE
SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

Printed on Recycled Paper

ARTICLES OF AMENDMENT

  Stock (for profit)

Nancy G. Barber	Please indicate where you would like the acknowledgement
Gray, Plant, Mooty, Mooty & Bennett, P.A.	copy of the filed document sent. Please include complete name and mailing address.
3400 City Center
33 South Sixth Street
Minneapolis, MN 55402

Your phone number during the day:  (612) 343 - 2856

INSTRUCTIONS  (Ref. sec. 180.1006 Wis. Stats. for document content)

   Submit one original and one exact copy to Dept. of Financial Institutions, P.O. Box 7846, Madison, Wisconsin, 53707-7846.  (If sent by Express or Priority U.S. mail, address to 30 W. Mifflin Street, 9th Floor, Madison WI 53703).  The original must include an original, manual signature (sec. 180.0120(3)(c), Wis. Stats.).  If you have any additional questions, please call the Division of Corporate and Consumer Services at 608/266-3590.

A.            State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s).  The text should recite the resolution adopted (e.g., “RESOLVED, THAT, Article 1 of the Articles of Incorporation is hereby amended to read as follows. . . . etc.”)

If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.            Enter the date of adoption of the amendment(s).  If there is more than one amendment, identify the date of adoption of each.  Mark one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval.  Voting requirements differ with circumstances and provisions in the articles of incorporation.  See sec. 180.1003 Wis. Stats. for specific information.

By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C.            Enter the date of execution and the name and title of the person signing the document.  The document must be signed by one of the following: An officer (or incorporator if directors have not yet been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary.  At least one copy must bear an original manual signature.

D.            If the document is executed in Wisconsin, sec. 182.01(3) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.

FILING FEES

Submit the document with a minimum filing fee of $40.00, payable to DEPT. OF FINANCIAL INSTITUTIONS.  If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share.  When the document has been filed, an acknowledgement copy stamped “FILED” will be sent to the address indicated above.

Form 13	STATE OF WISCONSIN
Secretary of State	FILED
WISCONSIN	MAR 5 1999
2/94	DEPARTMENT OF
FINANCIAL INSTITUTIONS

CHANGE OF REGISTERED AGENT and/or REGISTERED OFFICE*

(Domestic & Foreign Stock (for profit) Corporations)

(Domestic & Foreign Limited Liability Companies)

*Registered OFFICE means the street address of the Registered AGENT’S business office.

A.	Name of Corporation or Limited Liability Company:

REM Health of Wisconsin II, Inc.

Organized under the laws of: (Check one)

	☒	Wisconsin	OR ☐
(foreign state or country)

B.	The corporation/limited liability company submits this statement for the purpose of changing its registered agent and/or registered office in Wisconsin, to be:

New (or continuing) Registered AGENT in Wisconsin:

Ann Miller

New (or continuing) Registered OFFICE in Wisconsin:

1317 Applegate Road
Complete street address of registered office

			Madison ,	Wisconsin	53713
			City		Zip Code

The street addresses of the registered office and the business office of the registered agent, as changed or continued, are identical.

C.	Executed on behalf of the corporation/limited liability company on

February 15, 1999
(date)

/s/ Craig R. Miller
(signature)

Craig R. Miller
(printed name)

Vice President, Secretary and Treasurer
(title)
FILING FEE - $10.00

SEE REVERSE for Instructions, Suggestions, and Procedures

CHANGE OF REGISTERED AGENT and/or REGISTERED OFFICE*

(Domestic & Foreign Stock (for profit) Corporations)

(Domestic & Foreign Limited Liability Companies)

*Registered OFFICE means the street address of the Registered AGENT’s business office.

Alice E. Campbell	Please indicate where you
Gray, Plant, Mooty, Mooty & Bennett, P.A.	would like the acknowledgement
3400 City Center	of the filed document sent.
33 South 6th Street	Please include complete name
Minneapolis, MN 55402	and mailing address.

Your phone number during the day: (612)  343  -  2986

INSTRUCTIONS (Ref. sec. 180.0502, 180.1508, 183.0105 and 183.1008 Wis. Stats. for document content)

Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846.  (If sent by Express or Priority U.S. mail, address to 30 W. Mifflin Street, 9th Floor, Madison WI 53703).  The original must include an original manual signature.  If you have any additional questions, please contact the Corporations Division at 608/266-3590.

A.    Indicate the name of the corporation or limited liability company and the state in which it is incorporated or organized.

B.    State the name of the new (or continuing) registered agent and the complete address of the new (or continuing) registered office.

The corporation or limited liability company may not name itself as its registered agent.  The registered agent shall be one of the following:

a)     A natural person who resides in this state and whose business office is identical with the registered office.

b)    A domestic corporation, a domestic limited liability company, or a nonstock corporation organized in this state, whose business office is identical with the registered office.

c)     A foreign corporation, or a foreign limited liability company, that is authorized to transact business in this state, whose business office is identical with the registered office.

The corporation or limited liability company must have a registered agent located at a registered office in Wisconsin.  The address of the registered office must be a physical location.  State street number and name, city and ZIP code in Wisconsin.  P.O. Box addresses may be included as part of the address, but are not sufficient alone.

C.    Execution on behalf of a corporation: Enter the date of execution, and the name and title of the person signing the document.  The document must be signed by one of the following: an officer of the corporation (or incorporator, if directors have not been elected); or the fiduciary, if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary.

   OR

C.    Execution on behalf of a limited liability company: Enter the date of execution, and the name and title of the person signing the document.  The document must be signed by one of the following: a manager, if management of the limited liability company is vested in a manager or managers; or by a member, if management of the limited liability company is reserved to the members.

When the document has been filed by the Secretary of State, an acknowledgement copy stamped ”FILED” will be sent to the address indicated above.

FILING FEES

  A filing fee of $10.00, payable to SECRETARY OF STATE must accompany the document.